UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 8, 2009 (June 30, 2009)
Date of Report (Date of earliest event reported)

HC INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-52197	04-3570877
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

10 Progress Drive, Suite 200
Shelton, CT 06484
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (203) 925-9600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 1.02      Termination of a Material Definitive Agreement.

      On June 30, 2009, HC Innovations, Inc. (the “Company”), a Delaware Corporation, received notice from HealthSpring of Tennessee (“HealthSpring”) stating that effective September 30, 2009, it is terminating the Care Management Services Agreement (the “Agreement”) entered into by and between the Company and HealthSpring. Such termination relates specifically to approximately 1,200 members being supported under the Agreement in Tennessee and Texas. Pursuant to the Agreement, the Company was to provide services under its Easy Care program to such members until September 30, 2012.

      The termination of the Agreement did not result from any disagreement between the parties and does not affect the Agreement insofar as it relates to HealthSpring, Inc. of Alabama, Inc. where the Company serves approximately 500 members. The Agreement does not provide for any penalties to be incurred by either party upon the termination thereof.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) SHELL COMPANY TRANSACTIONS.

Not applicable.

(d) EXHIBITS.

Exhibit No.	Exhibit Description
1.01	Notice of Termination

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

July 8, 2009	HC INNOVATIONS, INC.

	By:	/s/ R. Scott Walker
Name: R. Scott Walker
Title: Chief Financial Officer